As filed with the Securities and Exchange Commission on May 27, 2008

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Avid Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2977748
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Avid Technology Park, One Park West Tewksbury, Massachusetts	01876
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated 1996 Employee Stock Purchase Plan

Amended and Restated 2005 Stock Incentive Plan

(Full Title of the Plan)

Gary G. Greenfield

Chairman of the Board and Chief Executive Officer

Avid Technology, Inc.

Avid Technology Park, One Park West

Tewksbury, Massachusetts 01876

(Name and Address of Agent for Service)

(978) 640-6789

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒ Non-accelerated Filer ☐ (Do not check if smaller reporting company)	Accelerated Filer ☐ Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	7,487,580 shares (2)	$21.70(3)	$162,480,486(3)	$6,386

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 800,000 shares issuable under the registrant’s Second Amended and Restated 1996 Employee Stock Purchase Plan and (ii) 6,687,580 shares issuable under the registrant’s Amended and Restated 2005 Stock Incentive Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on May 23, 2008.

STATEMENT OF INCORPORATION BY REFERENCE

In accordance with General Instruction E of Form S-8, this registration statement is registering additional securities of the same class as registered under the registrant’s effective registration statements on Form S-8 listed below (the “Earlier Registration Statements”). The contents of the Earlier Registration Statements are hereby incorporated by reference.

(i)

File Nos. 333-08823, 333-60191, 333-41750 and 333-102772 filed by the registrant on July 25, 1996, July 30, 1998, July 19, 2000 and January 28, 2003, respectively, relating to the registrant’s Second Amended and Restated 1996 Employee Stock Purchase Plan; and

(ii)	File No. 333-128320 filed by the Registrant on September 14, 2005 relating to the registrant’s Amended and Restated 2005 Stock Incentive Plan.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tewksbury, Massachusetts, on this 27th day of May 2008.

AVID TECHNOLOGY, INC. (Registrant)
By:	/s/ Gary G. Greenfield Gary G. Greenfield Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint Gary G. Greenfield and Joel E. Legon, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary G. Greenfield Gary G. Greenfield	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 21, 2008
/s/ Joel E. Legon Joel E. Legon	Vice President and Chief Financial Officer (Principal Financial Officer)	May 27, 2008
/s/ Nancy A. Grant Nancy A. Grant	Vice President and Corporate Controller (Principal Accounting Officer)	May 27, 2008
/s/ George H. Billings George H. Billings	Director	May 21, 2008
/s/ Elizabeth M. Daley Elizabeth M. Daley	Director	May 21, 2008
/s/ Nancy Hawthorne Nancy Hawthorne	Director	May 21, 2008
/s/ Louis Hernandez, Jr. Louis Hernandez, Jr.	Director	May 21, 2008

/s/ Youngme E. Moon Youngme E. Moon	Director	May 21, 2008
/s/ John H. Park John H. Park	Director	May 21, 2008

INDEX TO EXHIBITS

Number	Description
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
23.3	Consent of PricewaterhouseCoopers LLP
24	Power of attorney (included on the signature pages of this registration statement)